Exhibit 23
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CONSENT OF INDEPENDENT ACCOUNTANTS
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   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-30856, 33-31055, 33-35586, 33-38411, 33-38587, 33-44788, 333-47403,
33-52691, 33-58187 and 333-02873), Post-Effective Amendment No. 2 on Form S-8 (No. 33-30756-02) to Form S-4 (No. 333-09519), Form S-3 (No. 33-33682)
and Pre-Effective Amendment No. 1 on Form S-3 (No. 33-62496) of Bristol-Myers Squibb Company of our report dated January 22, 1998 appearing on page 57 of this Form 10-K.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
New York, New York
March 31, 1998




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